EXHIBIT 99.1
Eagle Test Systems Reports Second Fiscal Quarter 2006 Results
Net Revenue Grew to $28.6 million; Operating Income of $9.9 million for the Quarter
Buffalo Grove, Illinois – April 25, 2006 - Eagle Test Systems, Inc. (NASDAQ: EGLT), a provider of automated test equipment solutions for high-performance analog, mixed-signal and radio frequency (RF) semiconductors, announced financial results for its second fiscal quarter ended March 31, 2006. Eagle completed its initial public offering of common stock (IPO) on March 14, 2006.
Highlights
GAAP-
•	Net revenue of $28.6 million, up 232.1% from the same period in the prior fiscal year;

•	Net income of $1.8 million, which includes non-recurring and one-time charges of $4.3 million incurred in connection with our recently completed IPO and;

•	A loss per basic common share of $1.04, which includes an $11.4 million one-time charge in connection with the redemption of our redeemable preferred stock with a portion of our IPO proceeds, as well as the non-recurring and one-time charges of $4.3 million incurred in connection with the IPO.
Non-GAAP financial measures -
•	Pro forma net income for the quarter of $6.1 million, or $0.65 per basic common share and $0.36 per common share on a fully diluted basis, compared to a net loss of $2.5 million, or ($0.46) per common share on a basic and fully diluted basis, for the same period in the prior fiscal year.
Operating Results
Net revenue was $28.6 million for the second fiscal quarter ended March 31, 2006, an increase of $20.0 million or 232.1%, over net revenue of $8.6 million for the same period in the prior fiscal year. Gross margin for the second fiscal quarter was 67.4% of net revenue, compared to 41.5% of net revenue for the same period in the prior fiscal year. Operating income for the second fiscal quarter was $9.9 million, compared to an operating loss of $3.5 million for the same period in the prior fiscal year.
Net income on a GAAP basis for the second fiscal quarter was $1.8 million, compared to a net loss of $2.0 million for the same period in the prior fiscal year. Results for the quarter include a non-recurring charge of $3.3 million for a non-cash valuation adjustment for a warrant that was exercised in connection with the IPO and a tax-adjusted non-recurring charge of $1.0 million for debt retirement with a portion of the proceeds of the IPO. On a pro forma basis, excluding these charges, pro forma net income for the second fiscal quarter was $6.1 million, compared to a net loss of $2.5 million for the same period in the prior fiscal year. A one-time charge of $11.4 million in connection with the redemption of our redeemable preferred stock with a portion of our IPO proceeds reduced income available to common stockholders in the second fiscal quarter, resulting in the Company reporting a GAAP loss per basic common share of $1.04 for the second fiscal quarter. On a pro forma basis, excluding these adjustments and charges, non-GAAP earnings per share for the second fiscal quarter were $0.65 per basic common share and $0.36 per diluted share using 16,350,402 fully diluted common shares. The actual number of fully diluted shares outstanding at March 31, 2006 was 20,915,597.
Net revenue was $51.0 million for the six-months ended March 31, 2006, an increase of 77.2% over net revenue of $28.8 million for the same period in the prior fiscal year. Net income was $3.6 million, an increase of $2.6 million over net income of $1.0 million in the comparable period in the prior fiscal year. On a pro forma basis net income for the six-month period was $10.1 million, compared to pro forma net income of $565,000 for the same period in the prior fiscal year. A one-time charge of $11.4 million in connection with the redemption of our redeemable preferred stock reduced income available to common stockholders, resulting in the Company reporting a GAAP loss per basic common share of $1.06 for the six month period ended March 31, 2006. On a pro forma basis, excluding the one-time adjustments and charges, pro forma earnings per common share for the six-months ended March 31, 2006 were $1.38 per basic common share and $0.64 per fully diluted share.
Len Foxman, Eagle CEO commented, “We are very pleased with the results posted in our second fiscal quarter. Our revenue growth from our December 2005 quarter was solid and demonstrates the strong results our business model can deliver. Eagle will remain focused on diversifying our customer base, increasing product penetration at our current customers, and penetrating the top analog semiconductor manufacturers in the world.”
Non-GAAP Financial Measures
In addition to disclosing results that are determined in accordance with GAAP, Eagle also has disclosed in this press release non-GAAP results of operations that exclude certain charges. These results are provided as a complement to results provided in accordance with GAAP. Eagle has reported non-GAAP results in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate Eagle’s baseline performance before charges that will not recur in the future periods and thus are considered by management to be outside Eagle’s ongoing operating results. Eagle believes these non-GAAP measures will aid investors’ overall understanding of its results by providing a higher degree of transparency and by providing a level of disclosure that will help investors understand how Eagle plans and measures its own business. A reconciliation of each GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for financial measures or information provided in accordance with GAAP.
Outlook
The Company estimates net revenue will be between $25.0 and $30.0 million in the third fiscal quarter ending June 30, 2006. The Company estimates GAAP earnings per share will be between $0.19 and $0.29 based on an estimated 21,060,000 fully diluted common shares for the third fiscal quarter ending June 30, 2006.
Earnings Conference Call
Eagle Test Systems will host its earnings call today at 6:00 p.m. Eastern Time/ 5:00 p.m. Central Time for analysts, stockholders, investors and the public.

Participants can join for the voice portion of the call by dialing 1-888-873-4896 (domestic calls) or 1-617-213-8850 (international calls) starting at 5:45 p.m. Eastern time/ 4:45 p.m. Central time and enter the passcode 24754001; you will be asked for your name and firm’s name. The live conference call will also be available via web cast and accessible along with our earnings release the day of the call through the Investor Relations section of our website at www.eagletest.com.
The conference call will be available for replay from approximately 1 hour after completion of the conference call until May 9, 2006. To hear a replay of the call, please dial 1-888-286-8010 (domestic calls) or 1-617-801-6888 (international calls) and enter the passcode 42937861.
About Eagle Test Systems, Inc.
Eagle Test designs, manufactures, sells and services high performance automated test equipment for the semiconductor industry. The company’s products are used to test analog, mixed-signal and radio frequency (RF) semiconductors that are used in products such as digital cameras, MP3 players, automotive electronics, cellular telephones, computers and peripherals. The company was founded in 1976 and has offices located throughout the world in Asia, North America and Europe, with corporate headquarters in Buffalo Grove, Illinois. For more information, please visit www.eagletest.com.
Safe Harbor
Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding our projections for revenue, earnings per share and weighted average diluted common shares for the third fiscal quarter ending June 30, 2006 and statements regarding the results our model can deliver and our business focus in the future are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements involve important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such important factors involve risks and uncertainties, including, but not limited to, the risk associated with the highly cyclical nature of the semiconductor market; unanticipated challenges in assessing business conditions and the overall market; the lack of visibility with regard to future business conditions for our Company and the rapid nature of changes in industry business conditions; the risk of a loss or reduction of orders from one or more customers among which our business is concentrated; the difficulty in obtaining new customers because of the high switching cost; competition and pricing pressures; the decision by customers to cancel or defer orders that previously had been accepted; delays or shortages in an adequate supply of raw materials; insufficient or excess inventory; our ability to develop new and enhanced products; the ability to manage our growth; the ability to attract and retain key employees; prolonged disruption in the operations of our single manufacturing facility; economic, political and other risks associated with international sales and operations; risks related to our intellectual property; risks related to our need to achieve and maintain effective internal controls over financial reporting; risk related to unanticipated impact of stock based compensation and the tax effects thereunder on our expenses in any period pursuant to FASB Statement 123(R) and other factors that are detailed from time to time in reports filed by Eagle Test Systems, Inc. with the Securities and Exchange Commission, including risks and uncertainties discussed under “Risk Factors” in our Registration Statement on Form S-1 (File No. 333-130521), filed with the Securities and Exchange Commission on December 20, 2005, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.
Company Contact:
Stephen J. Hawrysz
Chief Financial Officer
Eagle Test Systems, Inc.
847-327-1033
Financial Tables to Follow

Eagle Test Systems, Inc
Financial Results
(UNAUDITED)
(all dollars in 000’s except share and per share data)

		Three Months ended		Six Months ended
		March 31,		March 31,
		2005	2006	2005	2006

Net Revenue		$8,600	$28,565	$28,791	$51,013

COGS		5,027	9,319	12,707	16,349

Gross margin		3,573	19,246	16,085	34,664
Margin %		41.5%	67.4%	55.9%	68.0%

SG&A		5,045	6,958	9,659	13,246

R&D		2,010	2,392	4,099	4,467

Total operating expense		7,055	9,350	13,758	17,713

Operating income (loss)		(3,482)	9,896	2,326	16,950
% of Revenue		-40.5%	34.6%	8.1%	33.2%

Interest expense	(1)	976	2,430	1,946	3,410

Other (income) expense		(418)	(315)	(584)	(471)

Warrant valuation (benefit) charge	(2)	(420)	3,275	(441)	5,466

Tax (benefit) expense		(1,570)	2,733	400	4,898

Net income (loss)		$(2,049)	$1,773	$1,006	$3,647
		-23.8%	6.2%	3.5%	7.1%

Retained earnings adjustment for conversion of redeemable preferred stock	(3)	—	(11,430)	—	(11,430)
Net income allocated to preferred stockholders	(4)	—	—	(618)	-

Income (loss) available for common stockholders		$(2,049)	$(9,657)	$388	$(7,783)

Earnings (loss) per common share
Basic	(4)	$(0.38)	$(1.04)	$0.07	$(1.06)
Fully diluted	(5)	$(0.38)	$(1.04)	$0.07	$(1.06)

Shares
Basic	(4)	5,396,248	9,299,266	5,396,248	7,326,312
Fully diluted		14,510,652	15,959,539	14,514,053	14,981,195
Notes to financial tables are presented below; na — not applicable
Reconciliation of Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non- GAAP) financial measures to the most directly comparable GAAP financial measures in the tables that follow.

Non-GAAP pro forma income per basic share, non-GAAP pro forma income per diluted share and non-GAAP net income (loss) are discussed in this earnings release because management uses this information in evaluating the results of the continuing operations of the business and believes that this information provides the users of the financial statements a valuable insight into the operating results. Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making. Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided in the tables that follow and are an integral part of this news release.
Non GAAP Financial Measures and Reconciliation to GAAP

			Three Months ended		Six Months ended
			March 31,		March 31,
			2005	2006	2005	2006

GAAP Net Income (loss)			$(2,049)	$1,773	$1,006	$3,647

Warrant valuation (benefit) charge	(2)		(420)	3,275	(441)	5,466
Accretion on debt retirement	(1)		—	1,033	—	1,033
Debt redemption premium	(1)		—	600	—	600
Tax impact of non recurring items			—	(604)	—	(604)

Non-GAAP pro forma net income (loss)			$(2,469)	$6,077	$565	$10,142

GAAP Income (loss) per share — basic	(4)		$(0.38)	$(1.04)	$0.07	$(1.06)

Preferred stock conversion adjustment	(3)		—	1.23	—	1.56
Warrant valuation (benefit) charge	(2)		(0.08)	0.35	(0.08)	0.74
Accretion on debt retirement	(1)		—	0.11	—	0.14
Debt redemption premium	(1)		—	0.06	—	0.08
Tax impact of non recurring items			—	(0.06)	—	(0.08)

Non-GAAP pro forma income (loss) per share — basic	(4)		$(0.46)	$0.65	$(0.01)	$1.38

GAAP Income per share — diluted	(5)		$(0.38)	na	$0.07	na

Income available for diluted common stockholders			—	(0.60)	—	(0.52)
Preferred stock conversion adjustment	(3	) (6)	—	0.70	—	0.74
Warrant valuation (benefit) charge	(2	) (6)	(0.08)	0.20	(0.08)	0.35
Accretion on debt retirement	(1	) (6)	—	0.06	—	0.07
Debt redemption premium	(1	) (6)	—	0.04	—	0.04
Tax impact of non recurring items	(6)		—	(0.04)	—	(0.04)

Non-GAAP pro forma income per share — diluted			$(0.46)	$0.36	$(0.01)	$0.64
FOOTNOTES:
(1)	Interest expense for the three and six-month periods ended March 31, 2006 includes a one-time non-cash charge of $1,033 for the accretion of debt discount recorded and a one-time charge of $600 which represents an early redemption premium paid in connection with retirement of the senior subordinated notes repaid with a portion of the proceeds of the Company’s initial public offering (IPO) on March 14, 2006.

(2)	Warrants valuation (benefit) charge results from variable accounting on these instruments. The warrants were exercised by the holder in connection with the Company’s IPO on March 14, 2006, and are no longer outstanding, accordingly, this non-cash item will no longer impact the Company’s results of operations.

(3)	The difference between the fair market value of the redeemable preferred stock at date of issue of $21.1 million and the redemption price of $32.5 million was charged to retained earnings in accordance with EITF 98-5 - “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”. This adjustment is used to reduce net income to arrive at income available to common stockholders for purposes of calculating earnings per common share in accordance with EITF Topic D-42 — “The Effect on the Calculation of Earnings per Share for the Redemption or induced Conversion of Preferred Stock”.

FOOTNOTES (continued):
(4)	Basic share computation for the three and six months ended March 31, 2005 were performed using the two-class method described under EITF 03-06 — “Participating Securities and the Two-Class Method under FASB Statement No. 128” when there are participating securities such as the Company’s convertible preferred stock outstanding. The Company’s convertible preferred stock was converted and its redeemable preferred stock was redeemed in connection with the Company’s IPO and therefore, for periods ended after March 14, 2006, the two-class computation method is no longer required.

(5)	The diluted earnings per common share for the three and six-months ended March 31, 2006, and for the three month period ended March 31, 2005 is the same as the basic earnings per common share since the diluted computation is anti-dilutive on a GAAP basis.

(6)	The diluted common shares used to calculate the pro forma per share impact of this item for the three and six-months ended March 31, 2006 were 16,350,402 and 15,439,884, respectively, to give effect for the warrants being outstanding for the entire quarter.

Balance sheet Data (UNAUDITED)	September 30, 2005	March 31, 2006

Cash & investments	$22,676	$61,209
Accounts receivables	9,202	16,798
Inventory	17,707	19,759
Current assets	53,559	103,111
Total assets	$66,171	$115,234

Accounts payable	$1,523	$7,265
Deferred revenue	3,419	9,763
Current liabilities	11,942	26,495
Long-term debt	33,816	2,185
Preferred stock	65,000	-
Total liabilities. & stockholders equity	$66,171	$115,234
-END OF RELEASE-